CONFIDENTIAL TREATMENT REQUESTED

                             DISTRIBUTION AGREEMENT
                             ----------------------


         THIS DISTRIBUTION AGREEMENT ("Agreement") is made, entered into and effective as October 23, 1999 (the "Effective Date"), by and between LASERSIGHT TECHNOLOGIES, INC., a Delaware corporation ("LaserSight"), and BECTON DICKINSON AND COMPANY, a New Jersey corporation ("BD").

                                    RECITALS:

         A. LaserSight is in the business of manufacturing or arranging for the manufacture of keratomes, keratome products and other refractive surgery products and accessories.

         B. LaserSight desires to engage BD as a distributor of the Products (as herein defined) to customers in the Territory (as herein defined) on the terms and subject to the conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the recitals and mutual promises and covenants contained in this Agreement, the parties agree as follows:

         1. Definition of BD. For purposes of this Agreement, BD shall mean and include Becton, Dickinson and Company and its affiliates, including but not limited to all corporations, partnerships, sole proprietorships and other forms of business organizations which are controlled by Becton Dickinson and Company, any corporation in which Becton, Dickinson and Company owns at least 50 percent of the stock entitled to vote for directors, and any corporation, firm, partnership, proprietorship or other form of business in which Becton, Dickinson and Company has the maximum amount of ownership permitted by local law.

         2. Engagement of BD. LaserSight hereby engages BD as a distributor of the products and accessories described on Exhibit A attached hereto (collectively, the "Products") in the territory described on Exhibit B attached hereto (the "Territory") during the Term (as defined herein), and BD hereby accepts such appointment. In accordance with the terms of this Agreement, LaserSight hereby grants to BD the right to promote, market, distribute and sell the Products within the Territory. Except as described in Section 3(a) below, BD agrees not to promote, market, distribute or sell the Products outside the Territory without LaserSight's prior written consent, which consent shall not be unreasonably withheld. Except as may be specifically provided for herein, BD will not be an agent of LaserSight and will have no authority to contract for, or act on behalf of, LaserSight.

         3. Agreements Regarding Distribution and Sale of Products.

            (a) During the Term BD shall have the exclusive right to distribute the Products in the Territory, provided that BD agrees not to solicit or take orders for TLC The Laser Center Inc. ("TLC") and its affiliated corporate centers as listed on Exhibit C (the "Direct Account") and BD acknowledges that LaserSight may sell Products to the Direct Account. The parties acknowledge and agree that Exhibit C may be amended from time by either party providing notice to the other that TLC has established or closed any corporate centers. If BD develops a

** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS DOCUMENT. THE REDACTED MATERIAL HAS BEEN INDICATED WITH A DOUBLE ASTERISK AND FILED SEPARATELY WITH THE COMMISSION.

         kit of instruments and supplies to be utilized in connection with refractive surgery that includes any of the Products (a "Kit"), then nothing in this Agreement shall restrict BD from marketing the Kit to any account, including, but not limited to the Direct Account and accounts outside the Territory.

                  (b) If either party desires to distribute, market or sell a New Product (as defined herein) then prior to taking any such action the party desiring to take such action shall notify the other party and for a period of 30 days after the date of such notice the parties agree to explore possibilities for the parties to jointly develop and market the New Product. If the parties agree to jointly pursue the development and marketing of the New Product then the parties shall agree to an amendment to this Agreement that will include such New Product as a "Product". If at the conclusion of such 30 day period the parties are unable to agree on terms for jointly developing and marketing the New Product, then for the next 15 days the parties shall attempt to agree on the terms for excluding such New Product from the terms of this Agreement. If at the conclusion of such 15 day period the parties are unable to agree on the terms of such exclusion, then either party may terminate this Agreement by providing at least 180 days advance written notice of such termination.

         For purposes of this Section 2(b) "New Product" shall mean products related to refractive surgery, including enhanced Products and products that compete with the Products. The term New Products shall not include laser systems, laser related capital products and products in that BD product catalog that is most current as of the Effective Date (a copy of which shall be promptly provided to LaserSight).

                  (c) Notwithstanding the foregoing, nothing contained in this Agreement shall limit or preclude LaserSight from (i) marketing, displaying or selling the Products at any trade show or exhibition or in connection with marketing and selling its excimer laser, as long as LaserSight complies with the terms of Section 5(e) in connection with such sales, or (ii) receiving and filling sales orders directly from the Direct Account.

         4. Term and Renewal. The term of this Agreement (the "Term") and BD's engagement hereunder, shall begin on the Effective Date and shall continue for the five year period immediately following the Purchase Minimum Commencement Date (as defined in Section 7(a)), unless sooner terminated pursuant to the terms of this Agreement.

         5. Pricing of the Products; Orders and Delivery.

                  (a) LaserSight and BD have agreed to the per unit transfer price (the "Transfer Price") for each of the Products and standard payment terms (the "Payment Terms") for each of the Products all as set forth on Exhibit D attached hereto. After consultation with LaserSight, from time to time BD will establish a per unit purchase price (the "Purchase Price") that BD will utilize for marketing and selling the Products to end users.

                  (b) The Transfer Price may be amended by LaserSight providing at least 90 days advance written notice to BD. Prior to LaserSight amending the Transfer Price LaserSight agrees to consult with BD.

                  (c) In addition, the Transfer Price for those Products that are keratome blades may be amended by BD pursuant to this Section 4(c) if market conditions require BD to lower the Purchase Price for such keratome blades in order for such products to be competitively priced. The reductions in Transfer Price contemplated by this Section 4(c) shall be implemented by BD providing LaserSight with written notice of such reduction and such reduction becoming effective as of the first day of the calendar quarter immediately following the date of such notice. The reductions in Transfer Price contemplated by this Section 4(c) may only be implemented once per calendar quarter. In no event will this Section 4(c) allow BD unilaterally to reduce the Transfer Price for those Products that are keratome blades by an aggregate amount in excess of 10% of the Transfer Price for such Products that is set forth on Exhibit D as of the Effective Date.

                  (d) As provided for herein each of BD and LaserSight will solicit orders for the Products. With respect to end users ordering the UltraShaper(TM) durable keratome or the keratome console and orders from the Direct Account LaserSight shall ship the applicable Products directly to such parties. With respect to all other orders, BD shall ship the applicable Products to the end users. On a quarterly basis, or more frequently if reasonably requested by LaserSight, BD will provide LaserSight with a list of customers that have purchased Products since the date of the last report. Such list shall contain a description of the type and volume of Products purchased. In addition, LaserSight shall ship Products to BD in order to allow BD to fill orders from international end users and create the Kits. With respect to end users outside of the United States and end users that purchase the Kits BD shall ship the applicable Products to such parties. LaserSight and BD, as applicable, shall use its reasonable best efforts to ship the Product or Products within 10 days after such party's receipt of all required documentation with respect to an order. Upon shipping Products LaserSight shall invoice BD for the Products shipped (the "LaserSight Invoice"). The LaserSight Invoice shall require BD to pay LaserSight the Transfer Price for all Products shipped and such payment will be made in accordance with the Payment Terms.

         If  the  parties   determine  that  the  Product   handling   processes
         contemplated by this Section 5(d) are creating end user dissatisfaction, then the parties will discuss an alternative Product handling process in order to resolve such dissatisfaction.

                  (e) If LaserSight receives orders for Products from parties other than the Direct Account, then LaserSight shall forward such orders to BD.

         6. LaserSight's Duties.

                  (a) LaserSight agrees to accept all orders submitted by BD in accordance with the terms of this Agreement. Subject to Section 9, LaserSight shall use its reasonable best efforts to ship the Products within 10 days after LaserSight's receipt of all required documentation with respect to such an order.

                  (b)  LaserSight   will  be   responsible   for  obtaining  all
         applicable regulatory approvals necessary for marketing and selling the Products in the Territory.


                  (c) LaserSight shall provide the technical support and service support that is necessary to satisfy LaserSight's written warranty obligations related to the Products. LaserSight shall promptly supply BD with copies of LaserSight's written warranties related to the Products and such warranties shall be in a form reasonably acceptable to BD.

                  (d) LaserSight agrees to cooperate with BD to develop the market for the Products in an attempt to obtain as large a sales volume as commercially practicable in the Territory.

                  (e) LaserSight agrees to provide technical support to BD's sales staff in order to support an aggressive sales effort and to facilitate BD's fulfillment of its obligations under this Agreement.

                  (f) LaserSight agrees to actively advertise and promote the Products, including, with out limitation, displaying and demonstrating the Products at trade shows and exhibitions.

                  (g) Upon BD's request, LaserSight shall participate in any BD planning and training activities related to the marketing and sale of the Products. LaserSight shall make a good faith effort to have appropriate sales personnel participate, at LaserSight's sole cost and expense, in such activities, if any.

                  (h) LaserSight shall utilize assistance offered by BD's sales staff and coordinate joint presentations by such staff with LaserSight representatives.

                  (i) LaserSight shall communicate to LaserSight representatives all sales information related to the Products as reasonably requested by BD.

                  (j) LaserSight shall not take any action which will cause BD to be in violation of any law of any jurisdiction in the Territory including, but not limited to antitrust laws, the U.S. Foreign Corrupt Practices Act of 1977, the U.S. Export Control laws and the U.S. Anti-Boycott laws.

         7. BD's Duties and Restrictions.

                  (a) Beginning on the Purchase Minimum Commencement Date (as defined herein) and continuing during the two years of the Term immediately thereafter, BD agrees to buy, on an annual basis, at least that aggregate dollar value of the Products set forth on Exhibit E attached hereto (the "Purchase Minimums"). The parties acknowledge that the product mix contained on Exhibit E is for planning purposes and does not indicate required purchase minimums for any of the Products. For purposes hereof the term "Purchase Minimum Commencement Date" shall mean July 1, 2000, provided that on such date there is a sufficient number of Products available for commercial shipment; such Products are performing in a manner consistent with the specifications established by LaserSight; and LaserSight has supplied BD with clinical validations from sources mutually agreeable to both parties.

                  For purposes of determining whether BD has satisfied the Purchase Minimums a Product shall be deemed purchased by BD if BD has delivered to LaserSight a valid purchase order for such Product. If BD fails to sell the Purchase Minimums, LaserSight may terminate this Agreement by providing at least 15 days prior written notice. If after the Purchase Minimum Commencement Date there is not a sufficient number of Products available for commercial shipment, such Products are not performing in a manner consistent with the specifications established by LaserSight and/or LaserSight has not supplied BD with clinical validations from sources mutually agreeable to both parties, then the Purchase Minimums for such Product shall cease to be applicable until all of these conditions are again satisfied. Any time period during which any of these conditions are not met shall not be applicable to determining whether Purchase Minimums have been satisfied; Purchase Minimums are counted only against those 12 month periods, whether or not consecutive, when each of these conditions is satisfied.

                  During the second year of the Term LaserSight and BD shall attempt to agree on purchase minimums for the third, fourth and fifth years of this Agreement (the "Final Minimums"). If the parties are unable to agree on the Final Minimums at least 90 days prior to the third anniversary of the Effective Date then this Agreement will terminate as of the date that is the third anniversary of the Effective Date.

                  (b) BD shall notify all parties that purchase Products from BD that the Products may not be resold outside of the Territory. If BD becomes aware that a party is reselling the Products outside of the Territory, BD shall immediately notify LaserSight and immediately cease soliciting orders for the Products from such party.

                  (c) LaserSight's obligations with respect to the Products are strictly limited to LaserSight's standard written warranty (copies of which will be promptly provided in a form reasonably acceptable to BD) included with the Products from time to time, and BD shall not make any representation, warranty or guaranty purporting to bind LaserSight, except as set forth in such standard written warranty, if any.

                  (d) BD agrees to cooperate with LaserSight to develop the market for the Products in an attempt to obtain as large a sales volume as commercially practicable in the Territory.

                  (e) BD shall, train and maintain a sales staff which is adequate to support an aggressive sales effort and would reasonably be expected to facilitate BD's fulfillment of its obligations under this Agreement.

                  (f) BD agrees to actively advertise and promote the Products, including, with out limitation, displaying and demonstrating the Products.

                  (g) Upon LaserSight's request, BD shall participate in any LaserSight planning and training activities related to the marketing and sale of the Products. BD shall make a good faith effort to have appropriate sales personnel participate, at BD's sole cost and expense, in such activities, if any.

                  (h) BD shall utilize assistance offered by LaserSight's manufacturer representatives and coordinate joint presentations by such representatives with BD's sales representatives.

                  (i)  BD  shall   communicate   to  BD's  customers  all  sales
         information related to the Products as reasonably requested by LaserSight.

                  (j) BD shall not take any action which will cause LaserSight to be in violation of any law of any jurisdiction in the Territory including, but not limited to antitrust laws, the U.S. Foreign Corrupt Practices Act of 1977, the U.S. Export Control laws and the U.S. Anti-Boycott laws.

         8. Advertising Materials; Trademarks; Indemnification.

                  (a) BD shall produce and supply advertising materials in quantities agreed to by the parties. The Products sold pursuant to this Agreement shall be co-branded in a manner agreed to by the parties.

                  (b) During the Term, LaserSight hereby agrees to allow BD the use of copyrighted promotional material and the trademarks and trade names owned by LaserSight relating to the Products that are reasonably necessary in promoting and selling the Products; provided, however, that none of such copyrights, trademarks and trade names owned by LaserSight shall be used directly or indirectly in connection with the promotion or sale of any goods other than those of LaserSight. BD agrees to obtain LaserSight's prior written approval before utilizing LaserSight's copyrights, trademarks or trade names in any manner or form which was not prepared or supplied by LaserSight. LaserSight and BD agree that all such LaserSight copyrights, trademarks and trade names are and shall remain the exclusive property of LaserSight and LaserSight has the sole and exclusive right to use, and to grant licenses to others to use, such copyrights, trademarks or trade names. Upon termination of this Agreement, BD shall immediately cease utilizing or associating itself with LaserSight's copyrights, trademarks and trade names unless otherwise permitted under the terms and conditions of a written agreement executed by an authorized representative of LaserSight and BD.

                  (c) During the Term and continuing thereafter, BD shall not, directly or indirectly, (i) infringe upon, initiate or use LaserSight's patents, copyrights, trademarks or trade names except as expressly provided herein; or (ii) contest, challenge or assist in contesting the validity or ownership of any of LaserSight's patents, copyrights, trademarks or trade names. In the event that the infringement of any patent, copyright, trademark, trade name, or brand name comes to BD's attention, BD agrees to promptly notify LaserSight of such infringement.

                  (d) LaserSight shall defend, at its expense, any claim or action brought against BD which is based on (i) a claim that the Products infringe a patent, trademark, trade name or copyright of a third party, or (ii) claims of product liability related to the design or manufacture of the Products (except for any claims of product liability related to the design or manufacture of the Products, or any component of any of the Products, which have been designed or manufactured by BD) (collectively a "Claim"), and LaserSight shall indemnify BD against the liabilities and reasonable costs, if any, incurred by BD with respect to any Claim, provided that BD notifies LaserSight in writing of the Claim within 10 business days after receiving notice thereof, LaserSight is permitted to control fully the defense in any litigation or settlement of such Claim, and BD shall cooperate fully in such defense. If BD continues to promote and sell any of the Products after LaserSight has notified BD that any of the Products should not be promoted or sold pursuant to this Section, then LaserSight shall not be responsible for defending BD from any Claim brought against BD relating to Products sold after the date of such notice.

                  (e) During the Term, BD hereby agrees to allow LaserSight the use of copyrighted promotional material and the trademarks and trade names owned by BD reasonably necessary in promoting and selling the Products; provided, however, that none of such copyrights, trademarks and trade names owned by BD shall be used directly or indirectly in connection with the promotion or sale of any goods other than the Products. LaserSight agrees to obtain BD's prior written approval before utilizing BD's copyrights, trademarks or trade names in any manner or form which was not prepared or supplied by BD. LaserSight and BD agree that all such BD copyrights, trademarks and trade names are and shall remain the exclusive property of BD and BD has the sole and exclusive right to use, and to grant licenses to others to use, such copyrights, trademarks or trade names. Upon termination of this Agreement, LaserSight shall immediately cease utilizing or associating itself with BD's copyrights, trademarks and trade names unless otherwise permitted under the terms and conditions of a written agreement executed by an authorized representative of LaserSight and BD.

                  (f) During the Term and continuing thereafter, LaserSight shall not, directly or indirectly, (i) infringe upon, initiate or use BD's patents, copyrights, trademarks or trade names except as expressly provided herein; or (ii) contest, challenge or assist in contesting the validity or ownership of any of BD's patents, copyrights, trademarks or trade names. In the event that the infringement of any patent, copyright, trademark, trade name, or brand name comes to LaserSight's attention, LaserSight agrees to promptly notify BD of such infringement.

         9. Inability to Perform. Neither party shall be liable to the other for any failure to perform any obligation hereunder by reasons of events outside the reasonable control of such party, including without limitation, acts of God, litigation commenced against such party that relates to the production, distribution or sale of the Products, regulations or laws of any government, war, civil commotion, destruction or production facilities or materials by fire, earthquake or storm, labor disturbances, epidemic and general failure of public utilities or common carriers. The party claiming the benefit of this Section shall give immediate written notice to the other party, shall use its best efforts to avoid or remove such cause or causes of non-performance, and shall otherwise continue to perform hereunder. Either party may terminate this Agreement upon 10 days advance written notice given to the other party, if the other party has invoked this Section to excuse its performance for a continuous period of at least 30 days. Suspension of a party's performance for such cause as described herein shall not affect the running of the term of this Agreement. In the event of a shortage of supply of any of the Products the Purchase Minimums are suspended during the time of such shortage and LaserSight hereby expressly reserves the right without liability to BD to determine the proportion of the available supply thereof to be allocated to any of its distributors and other agents and representatives. LaserSight agrees to exercise good faith in making such allocations.

         10. Termination. During the Term, this Agreement may be terminated as follows:

                  (a) Either party may terminate this Agreement upon the occurrence of a default or material breach of the terms hereof by the other party, provided that such right to terminate may not be exercised unless such default or breach has not been cured within 10 business days after written notice of such default or breach has been supplied to the defaulting or breaching party.

                  (b) This Agreement may be terminated at any time by mutual written agreement of the parties.

                  (c) If either party goes into liquidation, has a receiver appointed for all or any portion of its property or estate, is adjudged bankrupt or insolvent, files a voluntary petition or insolvency, has a petition in bankruptcy filed against it or makes an assignment for the benefit of its creditors, and whether any such event is the outcome of the voluntary act of such party or otherwise, the other party, at its option, may terminate this Agreement immediately by providing notice of such termination.

                  (d) After July 1, 2003 either party may terminate this Agreement with or without cause by providing at least 180 days advance written notice.

         11. Miscellaneous Provisions.

                  (a) This Agreement shall be binding on the parties hereto, their successors and assigns including, without limitation, any purchaser or other successor of all or substantially all of either a party's assets as a going business.

                  (b) BD hereby agrees to indemnify and save LaserSight harmless against any and all claims, losses, demands, liabilities and expenses, including, without limitation, reasonable attorney's fees, resulting directly from claims made by third parties based upon (i) advertising or representations by BD which warrant performance of the Products beyond the written representations of the Products supplied by LaserSight to BD, (ii) advertising or representations by BD which warrant performance of the Products beyond LaserSight's standard written warranty, or (iii) business or trade practices engaged in by BD.

         LaserSight hereby agrees to indemnify and save BD harmless against any and all claims, losses, demands, liabilities and expenses, including, without limitation, reasonable attorney's fees, resulting directly from claims made by third parties based upon (i) the written representations of the Products supplied by LaserSight to BD, (ii) advertising or representations by LaserSight which warrant performance of the Products beyond the written representations of the Products supplied by LaserSight to BD, (iii) LaserSight's standard written warranty for the

         Products, (iv) advertising or representations by LaserSight which warrant performance of the Products beyond LaserSight's standard written warranty, or (v) business or trade practices engaged in by LaserSight.

                  (c) BD acknowledges and agrees that neither BD nor any person acting on behalf of BD is or shall be considered an employee of LaserSight for any reason whatsoever. Except as may be specifically provided for herein, neither BD nor any person acting on behalf of BD is or shall be deemed to be the legal representative or agent of LaserSight for any purpose whatsoever, and BD is not authorized by LaserSight to transact business, incur obligations, express or implied, or otherwise act in any manner, in the name of or on behalf of LaserSight, or to make any promise, warranty, or representation with respect to the Products or any other matter in the name of or on behalf of LaserSight. No manufacturing or licensing rights or rights of use of any patent are granted by this Agreement. Nothing contained in this
         Section 11(c) shall alter LaserSight's obligations under LaserSight's standard written warranty.

                  (d) Any notice or other communication required or permitted hereunder shall be deemed given on the date delivered if delivered personally or by facsimile with proper evidence of transmission, or five days after deposit in the United States mail, by registered or certified mail, postage prepaid, addressed:

                  if to BD:         Becton, Dickinson and Company
                                    1 Becton Drive
                                    Franklin Lakes, New Jersey  07417-1880
                                    Attention: Mark Throdahl
                                    Facsimile: (201) 847-7489

                  if to LaserSight: LaserSight Technologies, Inc.
                                    3300 University Boulevard, Suite 140
                                    Winter Park, Florida 32792
                                    Attention: President
                                    Facsimile: (407) 678-9982

         or at such other address as any party may designate by 10 days advance written notice to the other party.

                  (e)  This   Agreement  and  the  exhibits   hereto  which  are
         incorporated herein by this reference, supersede and replace any and all previous working agreements, understandings, policies, and practices whether or not in writing between LaserSight and BD concerning the subject matter hereof, and contains the entire understanding between the parties hereto with respect to the subject matter hereof. If the terms of this Agreement conflict with the terms of any purchase order or invoice issued by either party the terms of this Agreement shall control. Unless otherwise specifically provided in this Agreement, no amendment, modification or waiver hereof shall be made or be binding unless in writing and signed by both parties hereto. Neither party may assign or delegate its rights, obligations or responsibilities hereunder without the other party's prior written consent.

                  (f) If any provision of this Agreement shall be deemed invalid or unenforceable in whole or in part due to U.S. or any foreign law, statute, regulation or judicial decision, such provision shall be limited to the extent necessary to render the same valid, or shall be excised from this Agreement, as the circumstances require, and this Agreement shall be construed in all respects as if said provision had been incorporated herein as so limited, or as if said provision had not been included herein, as the case may be.

                  (g) This Agreement is to be governed by and construed in accordance with the laws of the State of Florida, without regard to any conflict of law principles to the contrary.

                  (h) Any action brought under this Agreement by LaserSight may only be brought in a court of competent jurisdiction sitting in the State of Florida. The parties irrevocably submit to the personal jurisdiction of any federal court sitting in the State of Florida over any suit, action or proceeding arising out of or relating to this Agreement which is brought by LaserSight. The parties irrevocably waive, to the extent permitted by law, any objection which they may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. Sections 11(g) and 11(h) do not apply to any actions brought under this Agreement by BD.

                  (i)  This   Agreement   may  be   executed   in  one  or  more
         counterparts, each of which shall be deemed an original.

                  (j) This Agreement and the terms and transactions contemplated hereby shall be kept confidential until the parties hereto mutually agree upon the language and timing of a press release or until such time as one such party determines, based on the advice of counsel, that a public announcement is required by law, in which case the parties hereto shall use reasonable best efforts to agree on any public announcements or public statements with respect thereto. If the parties are unable to so agree, a party will not be deemed in violation of this Section for subsequent public announcements or public statements.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.



BECTON, DICKINSON AND COMPANY       LASERSIGHT TECHNOLOGIES, INC.



By:   /s/Mark C. Throdahl           By: /s/Michael R. Farris
     ------------------------           ------------------------
Its: Senior Vice President         Its: Chief Executive Officer
     ------------------------           ------------------------

                                    EXHIBIT A
                                    ---------


                           Description of the Products



MicroShape(TM) Console
UniShaper(TM) Single Use Keratome
UltraShaper Durable Keratome
Tubing Sets


Keratome Blades
         ACS
         UltraShaper
         Hansatome
         Moria CB
         Moria LSK-1

                                    EXHIBIT B
                                    ---------


                                    Territory

                                    Ireland
                                    Japan
                                    United Kingdom
                                    United States

                                    EXHIBIT C
                                    ---------


                                 Direct Account

TLC The Laser Center Inc. affiliated corporate centers.

                                    EXHIBIT D


                                Purchase Minimums



I.       Transfer Price


Product                                         Transfer Price Per Unit

MicroShape Console                                         **
UniShaper Single Use Keratome                              **
UltraShaper Durable Keratome                               **
Tubing Sets                                                **


Keratome Blades
         ACS                                               **
         UltraShaper                                       **
         Hansatome                                         **
         Moria CB                                          **
         Moria LSK-1                                       **


                                  Payment Terms


F. O. B. Shipping Point    Net 30
Prepaid and Add

(Note: A more detailed description of Payment Terms will be promptly provided upon request of BD and must be in a form reasonably acceptable to BD.)

                                    EXHIBIT E
                                    ---------


                                 Sales Minimums


                   Year 1      Total           Transfer
                               Units              Price        Total ($)
-------------------------------------------------------------------------
MicroShape Console               **               **            **
UniShaper                        **               **            **
UltraShaper                      **               **            **
Tubing                           **               **            **
-------------------------------------------------------------------------
                                               Subtotal     11,911,575.00

Keratome Blades
-------------------------------------------------------------------------
     ACS                         **               **            **
     UltraShaper                 **               **            **
     Hansatome                   **               **            **
     Moria CB                    **               **            **
     Moria LSK-1                 **               **            **
-------------------------------------------------------------------------
                                               Subtotal     8,141,640.00
                                           Year 1 Total    20,053,215.00


                   Year 2      Total           Transfer
                               Units              Price        Total ($)
-------------------------------------------------------------------------
MicroShape Console               **               **            **
UniShaper                        **               **            **
UltraShaper                      **               **            **
Tubing                           **               **            **
------------------------------------------------------------------------
                                               Subtotal    17,238,000.00

Keratome Blades
-------------------------------------------------------------------------
     ACS                         **               **            **
     UltraShaper                 **               **            **
     Hansatome                   **               **            **
     Moria CB                    **               **            **
     Moria LSK-1                 **               **            **

-------------------------------------------------------------------------
                                               Subtotal    12,102,480.00
                                           Year 2 Total    29,340,480.00